SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 27, 2002

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


         Delaware                   0-22745                    13-2572712
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(State or Other Jurisdiction      (Commission                 (IRS Employer
 of Incorporation)                File Number)              Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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         (Address of principal executive office)               (Zip Code)


        Registrant's telephone number including area code: (561) 997-2325
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                                       N/A
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          (Former name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

                On August 27, 2002, Janus Hotels and Resorts, Inc. (the "Company") purchased 400,212 shares of the Company's common stock from Mitsubishi Corporation ("Mitsubishi") and on September 5, 2002, the Company purchased 421,933 shares of the Company's common stock from The Prudential Insurance Company of America ("Prudential"), in private negotiated transactions. The purchase price, in both transactions, was $1.25 per share, or $500,890 and $527,416.25 to Mitsubishi and Prudential, respectively.

                The transactions were approved by the Executive Committee of the Board of Directors on the basis that that the purchase price, although significantly in excess of the market price of the common stock, was less than the book value of the common stock and that the purchases would be accretive, in terms of common stock book value, to all continuing shareholders. The Executive Committee also determined that the Company had adequate cash reserves for the operation of its business after giving effect to the stock buy-backs.

                Mitsubishi and Prudential were major unsecured creditors of United States Lines, Inc. ("US Lines") and, accordingly, the recipients of large blocks of the Company's common stock under the terms of the Plan of Reorganization of US Lines which became effective in 1990.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Janus Hotels and Resorts, Inc.
                                         ------------------------------
                                                   (Registrant)


Dated:  September 9, 2002                By:  /s/ Richard A. Tonges
                                              -------------------------------
                                              Name:   Richard A. Tonges
                                              Title:  Vice President - Finance